                                                                     EXHIBIT 2.1


================================================================================


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among

                             ACTUATE CORPORATION,

                             TT ACQUISITION CORP.,

                         TIDESTONE TECHNOLOGIES, INC.

                                       and

                            MICHAEL J. GASSMAN, as

                         STOCKHOLDERS' REPRESENTATIVE

                            Dated as of May 1, 2001


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                         Page
                                                                                                         ----
ARTICLE I   THE MERGER...................................................................................   2
         SECTION 1.01  The Merger........................................................................   2
         SECTION 1.02  Effective Time; Closing...........................................................   2
         SECTION 1.03  Effect of the Merger..............................................................   3
         SECTION 1.04  Certificate of Incorporation; Bylaws..............................................   3
         SECTION 1.05  Directors and Officers............................................................   3

ARTICLE II  MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES...............................................   3
         SECTION 2.01  Merger Consideration..............................................................   3
         SECTION 2.02  Exchange of Certificates..........................................................   5
         SECTION 2.03  Stock Transfer Books..............................................................   8
         SECTION 2.04  Company Stock Options.............................................................   8
         SECTION 2.05  Securities Laws Issues............................................................   8
         SECTION 2.06  Dissenting Shares.................................................................   9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................   9
         SECTION 3.01  Organization and Qualification....................................................   9
         SECTION 3.02  Amended and Restated Articles of Incorporation and Bylaws.........................  10
         SECTION 3.03  No Subsidiaries...................................................................  10
         SECTION 3.04  Capitalization....................................................................  11
         SECTION 3.05  Authority Relative to this Agreement..............................................  12
         SECTION 3.06  No Conflict; Required Filings and Consents........................................  13
         SECTION 3.07  Permits; Compliance...............................................................  14
         SECTION 3.08  Financial Statements..............................................................  14
         SECTION 3.09  Absence of Certain Changes or Events..............................................  15
         SECTION 3.10  Absence of Litigation.............................................................  15
         SECTION 3.11  Employee Benefit Plans; Labor Matters.............................................  15
         SECTION 3.12  Contracts.........................................................................  19
         SECTION 3.13  Environmental Matters.............................................................  21
         SECTION 3.14  Intellectual Property.............................................................  22
         SECTION 3.15  Taxes.............................................................................  25
         SECTION 3.16  Vote Required.....................................................................  27
         SECTION 3.17  Assets; Absence of Liens and Encumbrances.........................................  27
         SECTION 3.18  Owned Real Property...............................................................  28
         SECTION 3.19  Certain Interests.................................................................  28
         SECTION 3.20  Insurance Policies................................................................  28
         SECTION 3.21  Restrictions of Business Activities...............................................  29
         SECTION 3.22  Brokers...........................................................................  29
         SECTION 3.23  State Takeover Statutes...........................................................  29
         SECTION 3.24  Customers and Suppliers...........................................................  29
         SECTION 3.25  Accounts Receivable; Bank Accounts................................................  29
         SECTION 3.26  Powers of Attorney................................................................  30

         SECTION 3.27  Offers............................................................................  30
         SECTION 3.28  Warranties........................................................................  30
         SECTION 3.29  Books and Records.................................................................  30
         SECTION 3.30  Tax Matters.......................................................................  30
         SECTION 3.31  No Misstatements..................................................................  30
         SECTION 3.32  No Other Representations or Warranties............................................  31

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................  31
         SECTION 4.01  Organization and Qualification....................................................  31
         SECTION 4.02  Authority Relative to This Agreement..............................................  32
         SECTION 4.03  Capital Structure.................................................................  32
         SECTION 4.04  No Conflict; Required Filings and Consents........................................  32
         SECTION 4.05  SEC Filings; Financial Statements.................................................  33
         SECTION 4.06  Interim Operations of Merger Sub..................................................  33
         SECTION 4.07  Valid Issuance of Parent Shares...................................................  34
         SECTION 4.08  Tax Matters.......................................................................  34
         SECTION 4.09  Form S-3 Eligibility..............................................................  34

ARTICLE V     CONDUCT OF BUSINESSES PENDING THE MERGER...................................................  34
         SECTION 5.01  Conduct of Business by the Company Pending the Merger.............................  34
         SECTION 5.02  Litigation........................................................................  37
         SECTION 5.03  Notification of Certain Matters...................................................  37

ARTICLE VI    ADDITIONAL AGREEMENTS......................................................................  37
         SECTION 6.01 Company Stockholder Approval; Exemption from Registration..........................  37
         SECTION 6.02  Access to Information; Confidentiality............................................  38
         SECTION 6.03  No Solicitation of Transactions...................................................  39
         SECTION 6.04  Employee Benefits Matters.........................................................  40
         SECTION 6.05  Further Action; Consents; Filings.................................................  41
         SECTION 6.06  Plan of Reorganization............................................................  41
         SECTION 6.07  No Public Announcement............................................................  42
         SECTION 6.08  Expenses..........................................................................  42
         SECTION 6.09  Indemnification of Officers and Directors.........................................  42
         SECTION 6.10  Nasdaq National Market Listing....................................................  43
         SECTION 6.11  Stockholder Certificates..........................................................  43
         SECTION 6.12  Conversion Schedule...............................................................  43
         SECTION 6.13  Collection of Accounts Receivable.................................................  43
         SECTION 6.14  Vesting of Options................................................................  43

ARTICLE VII   CONDITIONS TO THE MERGER...................................................................  44
         SECTION 7.01  Conditions to the Obligations of Each Party.......................................  44
         SECTION 7.02  Conditions to the Obligations of Parent and Merger Sub............................  44
         SECTION 7.03  Conditions to the Obligations of the Company......................................  47

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..........................................................  49
         SECTION 8.01  Termination.......................................................................  49

         SECTION 8.02  Effect of Termination.............................................................  49
         SECTION 8.03  Amendment.........................................................................  50
         SECTION 8.04  Waiver............................................................................  50

ARTICLE IX  INDEMNIFICATION..............................................................................  50
         SECTION 9.01  Survival of Representations and Warranties........................................  50
         SECTION 9.02  Indemnification by the Company Stockholders.......................................  50
         SECTION 9.03  Indemnification Procedures........................................................  52
         SECTION 9.04  Stockholders' Representative......................................................  54

ARTICLE X  GENERAL PROVISIONS............................................................................  55
         SECTION 10.01  Notices..........................................................................  55
         SECTION 10.02  Certain Definitions..............................................................  56
         SECTION 10.03  Severability.....................................................................  59
         SECTION 10.04  Assignment; Binding Effect; Benefit..............................................  60
         SECTION 10.05  Incorporation of Exhibits........................................................  60
         SECTION 10.06  Specific Performance.............................................................  60
         SECTION 10.07  Governing Law; Forum.............................................................  60
         SECTION 10.08  Time of the Essence..............................................................  60
         SECTION 10.09  Waiver of Jury Trial.............................................................  60
         SECTION 10.10  Construction.....................................................................  61
         SECTION 10.11  Further Assurances...............................................................  61
         SECTION 10.12  Headings.........................................................................  61
         SECTION 10.13  Counterparts.....................................................................  61
         SECTION 10.14  Entire Agreement.................................................................  61

Exhibit A        Form of Voting Agreement
Exhibit B        Form of Escrow Agreement
Exhibit C        Form of Company Counsel Legal Opinion
Exhibit D        Form of Parent Counsel Legal Opinion
Exhibit E        Form of Stockholder Certificate
Exhibit F        Form of Registration Rights Agreement


Schedule 6.04(b) Schedule of Company Employees Entering Into Offer Letters
Schedule 6.04(c) Schedule of Individuals Entering Into Non-Solicitation
                 Agreements
Schedule 7.02(r) Schedule of Company Employees to Be Employed at Closing

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of May 1, 2001 (this "Agreement"), among ACTUATE CORPORATION, a Delaware corporation
            ---------
("Parent"), TT ACQUISITION CORP., a Delaware corporation and a wholly owned
--------
subsidiary of Parent ("Merger Sub"), TIDESTONE TECHNOLOGIES, a Kansas
                       ----------
corporation (the "Company"), and MICHAEL J. GASSMAN, as Stockholders'
                  -------
Representative (as defined in Section 9.04 hereof).

                                  WITNESSETH:

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Kansas General Corporation Law (the "KGCL")
                                                                          ----
and the Delaware General Corporation Law (the "DGCL"), Parent and the Company
                                               ----
will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");
                                           ------

          WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) unanimously approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to unanimously recommend that the stockholders of the Company adopt and approve this Agreement and the Merger;

          WHEREAS, the Boards of Directors of each of Parent and Merger Sub have
(i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement;

          WHEREAS, for Federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
                                                       ----

          WHEREAS, for accounting purposes it is intended that the Merger shall be accounted for as a "purchase" transaction;

          WHEREAS, certain stockholders of the Company own such number of shares of common stock, par value $0.01 per share, of the Company (the "Company Common
                                                                 --------------
Stock) as is set forth in Section 1.01 of the Company Disclosure Schedule (as
-----
defined in Article III) (such stockholders being referred to herein as the

"Principal Stockholders");
 ----------------------

          WHEREAS, pursuant to the Merger, each outstanding share of Company Common Stock and all outstanding options and other rights to acquire or receive shares of Company Common Stock shall be converted into the right to receive shares of Parent's authorized common stock, par value $0.001 per share ("Parent
                                                                         ------
Common Stock"), at the rate determined in this Agreement;
------------

          WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, each of the Principal Stockholders is entering into a voting agreement with Parent (a "Voting Agreement"), dated the date hereof, and substantially in the form
-----------------
attached hereto as Exhibit A, and the Company is delivering to each of its
                   ---------
stockholders for execution and delivery to Parent a Stockholder Certificate in the form attached hereto as Exhibit E (a "Stockholder Certificate");
                            ---------     -----------------------

          WHEREAS, a portion of the Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined in Section 2.02(b));

          WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each individual listed on Schedule 6.04(b) is entering into an Employment Agreement (as defined in Section 6.04(b)) and each individual listed on Schedule 6.04(c) is entering into a Non-Solicitation Agreement (as defined in Section 6.04(c)); and

          WHEREAS, certain capitalized terms used in this Agreement are defined in Section 10.02 of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company and the Stockholders' Representative hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

          SECTION 1.01 The Merger. Upon the terms of this Agreement and subject
                       ----------
to the conditions set forth in this Agreement, and in accordance with the KGCL and the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the "Surviving
                                                          ---------
Corporation").
-------------

          SECTION 1.02 Effective Time; Closing. As promptly as practicable
                       -----------------------
following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretaries of
                            ---------------------
State of the States of Kansas and Delaware in such form as is required by, and executed in accordance with, the relevant portions of the KGCL and the DGCL.
The term "Effective Time" means the date and time of such filing (or such later
          --------------
time as may be agreed by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Gunderson
                        -------
Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"),
                                                      -----------------

155 Constitution Drive, Menlo Park, California (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the "Closing Date."
               ------------

          SECTION 1.03 Effect of the Merger. At the Effective Time, the effect
                       --------------------
of the Merger shall be as provided in the applicable provisions of the KGCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 1.04 Certificate of Incorporation; Bylaws
                       ------------------------------------

               (a) At the Effective Time, the Amended and Restated Articles of Incorporation of the Company as the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effect Time, except that Section 1 of the amended and restated Certificate of Incorporation of the Surviving Corporation, instead of reading the same as Section 1 of the Certificate of Incorporation of Merger Sub, shall read as follows: "The name of this corporation is Tidestone Technologies, Inc. "

               (b) At the Effective Time, the Bylaws of the Company as the Surviving Corporation shall be amended to read the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to refer to Tidestone Technologies, Inc.

          SECTION 1.05 Directors and Officers. The directors of Merger Sub
                       ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES
                ----------------------------------------------

          SECTION 2.01 Merger Consideration.
                       --------------------

               (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                    (i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(a)(ii) and any Dissenting Shares (as defined in Section 2.06)) shall be converted into the right to receive such number of shares of Parent Common Stock equal to the Common Exchange Ratio (as defined in Section 2.01(b));

                    (ii) each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                    (iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

               (b) As used in this Agreement, the following terms have the following meanings:

                    (i)   "Aggregate Merger Consideration" means such number
                           ------------------------------
of shares of Parent Common Stock equal to 878,000 minus the Purchase Price
                                                  -----
Adjustment (as defined below).

                    (ii)  "Escrow Shares" means the number of shares of Parent
                           -------------
Common Stock (rounded up to the next whole number) determined by multiplying the Aggregate Merger Consideration (less any shares of Parent Common Stock allocable to vested Company Options) by 0.20.

                    (iii) "Common Exchange Ratio" means the number of shares
                           ---------------------
of Parent Common Stock determined by dividing (x) the Aggregate Merger Consideration by (y) the Fully Diluted Common Shares Amount (as defined below).

                    (iv)  "Fully Diluted Common Shares Amount" means a number
                           ----------------------------------
of shares of Company Common Stock equal to the sum of (x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including such shares that are issued and outstanding as a result of any acceleration of vesting or otherwise in connection with the Merger) and (y) the number of shares of Company Common Stock issuable upon exercise, conversion and/or exchange of all securities issued and outstanding immediately prior to the Effective Time (including such securities that that are issued and outstanding as a result of any acceleration of vesting or otherwise in connection with the Merger) that are then exercisable, convertible and/or exchangeable for shares of Company Common Stock, including, without limitation, the vested Company Options (as defined in Section 2.04 below).

                    (v)   "Purchase Price Adjustment" means that number of
                           -------------------------
shares of Parent Common Stock equal to (i) the aggregate amount of Stockholder Expenses (as defined in Section 6.08), divided by (ii) $9.50.

               (c) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Aggregate Merger Consideration, the Common Exchange Ratio and the Escrow Shares shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or readjustment of shares.

               (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, stock option exercise agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

          SECTION 2.02 Exchange of Certificates.
                       ------------------------

               (a)  Exchange Procedures. From and after the Effective Time, a
                    -------------------
bank or trust company to be designated by Parent shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the applicable shares of
      --------------
Parent Common Stock for certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock ("Company Share
                                                       -------------
Certificates") and which were converted into the right to receive the applicable
------------
shares of Parent Common Stock pursuant to Section 2.01. As promptly as practicable after the Effective Time, but in no event later than 10 business days following the Effective Time, Parent and the Exchange Agent shall mail to each record holder of Company Share Certificates a letter of transmittal (the "Letter of Transmittal") in a form approved by Parent and the Company and
 ---------------------
instructions for use in surrendering such Company Share Certificates and receiving shares of Parent Common Stock pursuant to Section 2.01. Promptly after the Effective Time, but in no event later than 20 business days following the Effective Time, Parent shall cause to be deposited in trust with the Exchange Agent the shares of Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 2.02(e)) less the Escrow Shares.

          Upon the surrender of each Company Share Certificate for cancellation to the Exchange Agent, together with a properly completed Letter of Transmittal and such other documents as may reasonably be required by Parent:

                    (i) Parent shall cause to be issued to the holder of such Company Share Certificate in exchange therefor a separate stock certificate representing the shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.01 (less the Escrow Shares attributable to the pro rata interest of such holder in the Escrow Fund pursuant to Section 2.02(b)) and cash in lieu of fractional shares pursuant to Section 2.02(e); and

                    (ii) the Company Share Certificates so surrendered shall forthwith be cancelled.

          In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the applicable shares of Parent Common Stock may be issued to a person other than the person in whose name the Company Share Certificate so surrendered is registered if the Company Share Certificate representing such shares of Company Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and evidence that (i) the shares are transferable and (ii) any applicable stock transfer taxes have been paid.

          Until surrendered as contemplated by this Article II, each Company Share Certificate shall, subject to appraisal rights under the KGCL and Section 2.06, be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable shares of Parent Common Stock with respect to the shares of Company Common Stock formerly represented thereby to which such holder is entitled pursuant to Section 2.01 and cash in lieu of any fractional shares pursuant to Section 2.02(e).

               (b)  Escrow Fund. Prior to or simultaneously with the Closing,
                    -----------
the Stockholders' Representative and Parent shall enter into an escrow agreement (the "Escrow Agreement") with an escrow agent selected by Parent and reasonably
      ----------------
acceptable to the Stockholders' Representative (the "Escrow Agent")
                                                     ------------
substantially in the form of Exhibit B hereto. Pursuant to the terms of the
                             ---------
Escrow Agreement, within 20 days after the Closing, Parent shall deposit one or more certificates representing, in the aggregate, the Escrow Shares into an escrow account, which account is to be managed by the Escrow Agent (the "Escrow
                                                                         ------
Account"). Any Escrow Shares in the Escrow Account are referred to herein as the
-------
"Escrow Fund". In connection with such deposit of the Escrow Shares with the
 -----------
Escrow Agent and as of the Effective Time, each holder of Company Common Stock will be deemed to have received and deposited with the Escrow Agent each stockholder's pro rata interest in the Escrow Fund as determined as of Closing by reference to such stockholder's ownership of shares of Company Common Stock (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Fund), without any act of the stockholders of the Company (the "Company Stockholders"). Distributions of any
                                  --------------------
Escrow Shares from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto, including, without limitation, the placement of the Escrow Shares in escrow and the appointment of the Stockholders' Representative. No portion of the Escrow Fund shall be contributed in respect of any Company Option or any other security exercisable or convertible into Company Common Stock. To the extent possible, no shares of Parent Common Stock contributed to the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation.

               (c)  Distributions with Respect to Unexchanged Parent Shares. No
                    -------------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock comprising part of the Aggregate Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Share Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Company Share Certificate shall surrender such Company Share Certificate in accordance with this Section 2.02.

               (d)  No Further Rights in Company Common Stock. All shares of
                    -----------------------------------------
Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (and any cash paid in lieu of fractional shares pursuant to

Section 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

               (e)  No Fractional Shares. No certificates or scrip representing
                    --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Share Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) $9.50.

               (f)  No Liability. Neither Parent nor the Surviving Corporation
                    ------------
shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar Law (as defined in Section 3.06(a)).

               (g)  Withholding Rights. Each of the Exchange Agent, the
                    ------------------
Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax (as defined in Section 3.15(c)) Law. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be.

               (h)  Lost Certificates. If any Company Share Certificate shall
                    -----------------
have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Share Certificate, the applicable shares of Parent Common Stock (and dividends or other distributions pursuant to Section 2.02(c) and cash in lieu of fractional shares pursuant to Section 2.02(e)) to which such person is entitled pursuant to the provisions of this Article II.

               (i)  Return of Parent Shares. Promptly following the end of the
                    -----------------------
fifth full calendar month after the Effective Time, the Exchange Agent shall return to Parent all of the remaining shares of Parent Common Stock held by the Exchange Agent and the Exchange Agent's duties shall terminate. Thereafter, upon the surrender of a Company Share Certificate to Parent and such other documents as may reasonably be required by Parent, and subject to applicable abandoned property, escheat and similar laws, the holder of such Company Share Certificate shall be entitled to receive in exchange therefor the applicable shares of Parent

Common Stock (and dividends or other distributions pursuant to Section 2.02(c) and cash in lieu of fractional shares pursuant to Section 2.02(e)) without any interest thereon.

          SECTION 2.03  Stock Transfer Books. At the Effective Time, the stock
                        --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Law.

          SECTION 2.04  Company Stock Options. At the Effective Time, Parent
                        ---------------------
shall assume all options to purchase Common Stock issued by the Company pursuant to the Stock Plans (as defined in Section 3.04(b)) whether vested or unvested and whether exercisable or unexercisable (each a "Company Option"). The
                                                  --------------
Company's repurchase right with respect to any unvested shares acquired by the exercise of Company Options shall be assigned to Parent by virtue of the Merger and without any further action on the part of the Company or the holder of such unvested shares. Immediately after the Effective Time, each Company Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option at the Effective Time, such number of shares of Parent Common Stock that is equal to the number of shares of Company Common Stock subject to the unexercised portion of such Company Option multiplied by the Common Exchange Ratio (rounded down to the nearest whole number). The per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the exercise price per share of such Company Option in effect immediately prior to the Effective Time divided by the Common Exchange Ratio (rounded up to the nearest whole cent). The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. It is the intention of the parties that each Company Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Company Option qualified as an incentive stock option prior to the Effective Time. Within 20 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of a Company Option, a document evidencing the foregoing assumption of such option by Parent. Within 30 business days after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) that will register the shares of Parent Common Stock subject to assumed Company Options to the extent permitted by Federal securities laws and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          SECTION 2.05  Securities Laws Issues. Parent shall issue the shares of
                        ----------------------
Parent Common Stock as provided in this Agreement pursuant to a "private placement" exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D
                                         --------------
promulgated under the Securities Act and the exemption from qualification under the laws of the State of Kansas and other applicable state securities laws. Parent and the Company shall comply with all applicable provisions of, and rules under, the Securities Act and applicable state securities laws in connection with the offering and issuance of the shares of Parent Common Stock pursuant to this Agreement.

          SECTION 2.06  Dissenting Shares.
                        -----------------

               (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Common Stock in accordance with the KGCL (collectively, the "Dissenting Shares") shall not be converted
                                  -----------------
into or represent the right to receive the applicable shares of Parent Common Stock (or cash in lieu of fractional shares). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the KGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the KGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the KGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable shares of Parent Common Stock (or cash in lieu of fractional shares), without any interest thereon, upon the surrender in the manner provided in Section 2.02, including the provision of the Escrow Shares pursuant to Section 2.02(b), of the corresponding Company Share Certificate.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other related instruments served pursuant to the KGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the KGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company
                                                                   -------
Disclosure Schedule").  The Company Disclosure Schedule shall be arranged
-------------------
according to specific sections in this Article III and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article III and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is appropriate with respect to such other section.

          SECTION 3.01 Organization and Qualification. The Company is a
                       ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.01 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is qualified or licensed as a foreign corporation and each other jurisdiction in which the Company owns, uses, licenses or leases real property or has employees or engages independent contractors. The term "Company Material Adverse Effect" means any event, change,
                       -------------------------------
violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, operations, financial condition, assets (tangible or intangible), liabilities, prospects or capitalization of the Company, except for any such events, changes, violations, inaccuracies, circumstances or effects resulting from or arising in connection with (i) any changes in general economic or business conditions that do not disproportionately impact the Company or (ii) any changes or events affecting the industry in which the Company operates that do not disproportionately impact the Company (it being understood that in any controversy concerning the applicability of the preceding exceptions, the Company shall have the burden of proof with respect to the elements of such exceptions).

          SECTION 3.02  Amended and Restated Articles of Incorporation and
                        --------------------------------------------------
Bylaws. The Company has heretofore made available to Parent a complete and
------
correct copy of (a) the Amended and Restated Articles of Incorporation and the Bylaws of the Company including all amendments thereto, (b) the minute books containing all consents, actions and meeting of the stockholders of the Company and the Company's Board of Directors and any committees thereof, and (c) the stock transfer books of the Company setting forth all issuances or transfers of any capital stock of the Company. Such Amended and Restated Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Amended and Restated Articles of Incorporation or Bylaws. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

          SECTION 3.03  No Subsidiaries.  The Company does not own, of record or
                        ---------------
beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. The Company is not a member of (nor is any part of the Company's business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement. There are no contractual obligations of the Company to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

     SECTION 3.04   Capitalization.
                    --------------

               (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. As of the date hereof, (i) 4,365,348 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company and (iii) 839,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options. As of the date hereof, the outstanding shares of Company Common Stock are owned as set forth in Section 3.04(a) of the Company Disclosure Schedule. Section 3.04(a) of the Company Disclosure Schedule also provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

               (b) The Company has reserved 600,000 shares of Company Common Stock for issuance under the Company's 1998 Incentive Stock Option Plan and 400,000 shares of Company Common Stock for issuance under the Company's 1999 Non-Qualified Stock Option Plan (together with the 1998 Incentive Stock Option Plan, the "Stock Plans") of which options to purchase 839,000 shares of Company
           -----------
Common Stock are outstanding as of the date of this Agreement. Section 3.04(b) of the Company Disclosure Schedule accurately sets forth with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that was originally subject to such Company Option; (iii) the number of shares of Company Common Stock that remain subject to such Company Option, (iv) the date on which such Company Option was granted and the term of such Company Option; (v) the vesting schedule and vesting commencement date for such Company Option; (vi) the exercise price per share of Company Common Stock purchasable under such Company Option; (vii) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code; and (viii) the current employee or independent contractor status of the holder of such Company Option. Except as provided in Section 3.04(b) of the Company Disclosure Schedule, no Company Option will by its terms require an adjustment in connection with the Merger, except as contemplated by this Agreement. Except as provided in Section 3.04(b) of the Company Disclosure Schedule, neither the consummation of transactions contemplated by this Agreement nor any action taken or to be taken by the Company in connection with such transactions will result in (i) any acceleration of exercisability or vesting, whether or not contingent on the occurrence of any event after consummation of the Merger, in favor of any optionee under any Company Option;
(ii) any additional benefits for any optionee under any Company Option; or (iii) the inability of Parent after the Effective Time to exercise any right or benefit held by Company prior to the Effective Time with respect to any Company Option assumed by Parent or any shares of Company Common Stock previously issued upon exercise of a Company Option, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. The assumption by Parent of Company Options in accordance with
Section 2.04 hereunder will not give rise to any event described in clauses (i) through (iii) in the immediately preceding sentence or constitute a breach of the Stock Plans or any agreement entered into pursuant to such plans.

               (c) Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company. All shares of Company Common Stock so subject to issuance, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The holders of Company Options have been or will be given, or shall have properly waived, any required notice of the Merger prior thereto, and all such rights, if any, will terminate at or prior to the Effective Time.

               (d)  All of the securities offered, sold or issued by the Company
(i) have been offered, sold or issued in compliance with the requirements of the Federal securities laws and any applicable state securities or "blue sky" laws, and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of recission.

               (e) The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company, other than unvested securities in the ordinary course upon termination of employment or consultancy. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, that (i) relate to the voting, registration or disposition of any securities of the Company, (ii) grant to any person or group of persons the right to elect, or designate or nominate for election, a director to the Board of Directors of the Company, or (iii) grant to any person or group of persons information rights.

               (f) An updated Section 3.04 of the Company Disclosure Schedule reflecting changes permitted by this Agreement in the capitalization of the Company between the date hereof and the Effective Time shall be delivered by the Company to Parent on the Closing Date.

     SECTION 3.05   Authority Relative to this Agreement.
                    ------------------------------------

               (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approvals of the Company Stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the Company Stockholders as described in Section 3.16 hereof and the filing and recordation of appropriate merger documents as required by the KGCL and the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

               (b) Without limiting the generality of the foregoing, the Board of Directors of the Company, by written consent or at a meeting duly called and held, has by the unanimous vote or consent of all of the directors (i) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and adopted the Merger, this Agreement and the other transactions contemplated hereby in accordance with the provisions of the KGCL and the Company's charter documents, (iii) directed that this Agreement and the Merger be submitted to the Company Stockholders for their approval and adoption and
(iv) resolved to recommend that the Company Stockholders vote in favor of the approval and adoption of this Agreement.

     SECTION 3.06   No Conflict; Required Filings and Consents.
                    ------------------------------------------

               (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Amended and Restated Articles of Incorporation or Bylaws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate any foreign or domestic (Federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree ("Law") applicable to
                                                          ---
the Company or by which any property or asset of the Company is bound or affected, or (iii) except as set forth in Section 3.06(a) of the Company Disclosure Schedule, conflict with, result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, required any payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which the Company is a party or by which any property or asset of the Company is bound or affected.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a "Governmental
                                                                  ------------
Entity"), except (i) for the filing and recordation of appropriate merger
------
documents as required by the KGCL and the DGCL, and (ii) for such other consents, approvals, orders, authorizations, registrations, permits, filings or notifications, which if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 3.07   Permits; Compliance.
                    -------------------

               (a) The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the "Company Permits"). All
                                                          ---------------
Company Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the knowledge of the Company, threatened. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

               (b) The Company is not in conflict with, or in default or violation of, in each case in any material respect, (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) except as set forth in Section 3.12(b) of the Company Disclosure Schedule, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, or (iii) any Company Permit.

     SECTION 3.08   Financial Statements.
                    --------------------

               (a) True and complete copies of (i) the unaudited balance sheets of the Company as of December 31, 1998, 1999, and 2000, and the related statements of operations for the years then ended (collectively referred to herein as the "Financial Statements"), and (ii) the balance sheet of the Company
               --------------------
as of March 31, 2001 (the "Reference Balance Sheet"), and the related statement
                           -----------------------
of operations for the three months ended March 31, 2001 (collectively referred to herein as the "Interim Financial Statements"), are attached as Section
                  ----------------------------
3.08(a) of the Company Disclosure Schedule. Except as set forth in Section 3.08(a) of the Company Disclosure Schedule, (i) the Financial Statements and the Interim Financial Statements were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent
                                           ---------
basis throughout the periods indicated and (ii) each present fairly, in all material respects, the financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

               (b) Except for the debts, liabilities and claims in the amounts set forth in Section 3.08(b) of the Company Disclosure Schedule, there are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("Liabilities")
                                                                 -----------
of the Company, other than Liabilities (i) reflected on the Reference Balance Sheet or (ii) incurred since March 31, 2001, in the ordinary course of the business, consistent with the past practice (such that the aggregate balance for Liabilities on the Company's balance sheet will not have increased more than $50,000 from the balance for Liabilities reflected on the Reference Balance Sheet). Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, there are no outstanding warranty claims against the Company.

     SECTION 3.09   Absence of Certain Changes or Events. Since January 1, 2001,
                    ------------------------------------
except as contemplated by or as disclosed in Section 3.09 of the Company Disclosure Schedule, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken or legally committed to take any of the actions specified in Sections 5.01(a) through 5.01(bb).

     SECTION 3.10   Absence of Litigation. Except as set forth in Section 3.10
                    ---------------------
of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset owned or used by the Company or any person whose liability the Company has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity (a "Legal Proceeding") that could reasonably be expected, if
                        ----------------
resolved adversely to the Company, to (i) materially impair the operations of the Company as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) result in losses to the Company in excess of $25,000, (iii) impair the ability of the Company to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. Except as set forth in Sections 3.08(b) and 3.10 of the Company Disclosure Schedule, to the Company's knowledge no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis of the commencement of any Legal Proceeding. None of the Company, the officers or directors thereof in their capacity as such, or any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. The Company does not have any plans to initiate any Legal Proceeding against any third party.

     SECTION 3.11   Employee Benefit Plans; Labor Matters.
                    -------------------------------------

               (a)  Schedule 3.11(a) of the Company Disclosure Schedule lists
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus,
                                                     -----
stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements (whether legally enforceable or not, whether formal or informal and whether in writing or not) to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any employment agreements, offer letters or other contracts, arrangements or understandings between the Company and any employee of the Company (whether legally enforceable or not, whether formal or informal and whether in writing or not) including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company (each, a "Plan," and collectively, the "Plans").
                              ----                          -----

               (b) Each Plan is in writing and the Company has furnished Parent with a true and complete copy of each Plan (or a written summary where the Plan is not in writing) and a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation,
(i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan, (iv) the most recently received Internal Revenue Service determination letter for each Plan intended to qualify under ERISA or the Code, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, (vi) any correspondence with the Internal Revenue Service or the Department of Labor with respect to each such Plan and (vii) each form of notice of grant and stock option agreement used to document Company Options. Except as disclosed on Schedule 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. Except as provided in this Agreement, the Company does not have an express or implied commitment, whether legally enforceable or not, (x) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (y) to enter into any contract or agreement to provide compensation or benefits to any individual, or (z) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

               (c) None of the Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multi-employer Plan") or a
                                                     -------------------
single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Each of the Plans is subject only to the
          ----------------------
Laws of the United States or a political subdivision thereof.

               (d) Except as provided in Section 3.11(d) of the Company Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar benefits to any person or obligates the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or control," within the meaning of such term under Section 280G of the Code. Except as provided in
Section 3.11(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Option, whether or not contingent, or (iv) affect in any material respects any Plan's current treatment under any Laws including any Tax or social contribution Law. Except as provided in Section 3.11(d) of the Company Disclosure Schedule, no Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable statute, and the Company has
                      -----
never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by statute.

               (e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. Neither the Company nor any person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each, an "ERISA
                                                                     -----
Affiliate") is subject to any penalty or Tax with respect to any Plan under
---------
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Except as provided in Section 3.11(e) of the Company Disclosure Schedule, each Plan can be amended, terminated or otherwise discontinued at any time without material liability to Parent, the Company or any of their ERISA Affiliates (other than ordinary administration expenses). Neither the Company nor any affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

               (f) Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, each Plan intended to qualify under Section 401(a) or
Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, and no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service to adversely affect the qualified status of any such Plan or the exempt status of any such trust, or has remaining a period of time under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Plan.

               (g) Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

               (h) The Company has not, since January 1, 1995, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in Section 3(2) of ERISA, including (without limitation) any Multi-employer Plan. All contributions, premiums or payments required to be made or accrued with respect to any Plan have been made on or before their due dates. Except for contributions made on account of the 2001 Plan year, all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any such challenge or disallowance.

               (i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or in the Company's business, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect the Company; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) the Company has not engaged in any unfair labor practice, and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (v) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company has paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied (except as set forth in Section 3.08(a) of the Company Disclosure Schedule) all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (vii) there is no claim with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits that has been asserted or threatened against the Company or that is now pending before any Governmental Entity with respect to any person currently or formerly employed by the Company; (viii) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) the Company is in compliance with all Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; and (x) the Company is in compliance with all Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the knowledge of the Company, threatened against the Company or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity.

               (j) Section 3.11(j) of the Company Disclosure Schedule contains a true and complete list of (i) all individuals who serve as employees of or consultants to the Company as of the date hereof, (ii) in the case of such employees, the position and base compensation to each payable to each such individual, and (iii) in the case of each such consultant, the consulting rate payable to such individual.

               (k) To the Company's knowledge, no employee of or consultant to the Company has been injured in the workplace or in the course of his or her employment or consultancy, except for injuries which are covered by insurance or for which a claim has been made under worker's compensation or similar Laws.

     SECTION 3.12    Contracts.
                     ---------

               (a) Section 3.12(a) of the Company Disclosure Schedule lists each of the following written or oral contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):
                                      ------------------

                    (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company with payments greater than $10,000 per year;

                    (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party or any other contract that compensates any person based on any sales by the Company;

                    (iii)  all leases and subleases of real property;

                    (iv) all contracts and agreements relating to indebtedness other than trade indebtedness of the Company, including any contracts and agreements in which the Company is a guarantor of indebtedness;

                    (v) all contracts and agreements with any Governmental Entity to which the Company is a party;

               (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

               (vii) all contracts containing confidentiality requirements (including all nondisclosure agreements);

               (viii) all contracts and agreements between or among the Company and any stockholder of the Company or any affiliate of such person;

               (ix) all contracts and agreements relating to the voting and any rights or obligations of a stockholder of the Company;

               (x) all contracts to manufacture for, supply to or distribute to any third party any products or components;

               (xi) all contracts regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of the Company, including, without limitation, any restricted stock agreements or escrow agreements;

               (xii) all contracts providing for indemnification of any officer, director, employee or agent of the Company;

               (xiii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type of any third party;

               (xiv) all other contracts that have a term of more than 60 days and that may not be terminated by the Company, without penalty, within 30 days after the delivery of a termination notice by the Company;

               (xv) any agreement of the Company that is terminable upon, prohibits, or requires consent in connection with, a merger or a change of ownership or control of the Company;

               (xvi) all other contracts and agreements, whether or not made in the ordinary course of business, that contemplate an exchange of consideration with an aggregate value greater than $10,000; and

               (xvii) any agreement to indemnify, hold harmless or defend another person, and any other agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any person.

          (b) Each Material Contract (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) except as set forth in Section 3.12(b) of the Company Disclosure Schedule, upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, the Company is not in breach or violation of, or default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in breach or violation thereof or default thereunder.

          (c) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Section 3.12(a) of the Company Disclosure Schedule, including all amendments thereto. Section 3.12(a) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form.

          (d) Except as set forth in Section 3.12(b) or 3.12(d) of the Company Disclosure Schedule, to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a breach or violation of, or default under, any Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity to the right to cancel, terminate or modify any Material Contract.

     SECTION 3.13    Environmental Matters.
                     ---------------------

          (a) The Company (i) is in substantial compliance with all applicable Environmental Laws (as defined below), (ii) holds all Environmental Permits (as defined below) necessary to conduct the Company's business and (iii) is in substantial compliance with its Environmental Permits.

          (b) The Company has not released and, to the knowledge of the Company, no other person has released Hazardous Materials (as defined below) on any real property owned or leased by the Company or, during their ownership or occupancy of such property, on any property formerly owned or leased by the Company.

          (c) The Company has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar Law of any state, locality or any other jurisdiction. The Company has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

          (d) None of the real property currently owned or leased by the Company is listed on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup (collectively, the "NPL"). To the knowledge of the Company, (i) none of the real
                    ---
property formerly owned or leased by the Company is listed on the NPL and (ii) none of the real property formerly owned or leased by the Company is proposed to be listed on the NPL.

          For purposes of this Agreement:

          "CERCLA" means the U.S. Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980, as amended as of the date hereof.

          "Environmental Laws" means any Federal, state or local statute, law,
           ------------------
ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

          "Environmental Permits" means any permit, approval, identification
           ---------------------
number, license and other authorization required under any applicable Environmental Law.

          "Hazardous Materials" means (i) any petroleum, petroleum products, by-
           -------------------
products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          SECTION 3.14    Intellectual Property.
                          ---------------------

               (a) The Company owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Company Intellectual Property (as defined below) used in its business, as previously or presently conducted, or necessary to conduct such business without any conflict with or infringement or misappropriation of any rights or property of any person ("Infringement"). Except as set forth in Section 3.14(a) of the Company
  ------------
Disclosure Schedule, such ownership, licenses and rights are exclusive except with respect to standard, generally commercially available, "off-the-shelf" third party products that are not part of any previous, current or proposed product, service or Intellectual Property offering of the Company. "Intellectual
                                                                    ------------
Property" means (i) inventions (whether or not patentable); trade names, trade
--------
and service marks, logos, domains, URLs, websites, addresses and other designations ("Marks"); works of authorship; mask works; data; technology, know-
               -----
how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual property of any sort ("Inventions") and (ii)
                                                         ----------
patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto ("IP
                                                                           --
Rights"). "Company Intellectual Property" means all Intellectual Property that
------     -----------------------------
was or is used, exercised, or exploited ("Used") in any business of the Company,
                                          ----
or that may be necessary to conduct such business as previously or presently conducted; this term will also include all other Intellectual Property owned by or licensed to the Company now or in the past. Except as forth in Section 3.14(a) of the Company Disclosure Schedule, all copyrightable matter within Company Intellectual Property has been created by persons who were employees of the Company at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto.

               (b)  To the extent included in Company Intellectual Property,
Section 3.14(b) of the Company Disclosure Schedule lists (by name, number, jurisdiction and owner) all patents and patent applications; all registered and unregistered Marks; and all registered and material unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. All the foregoing (i) are valid, enforceable and subsisting, and (ii) along with all related filings, registrations and correspondence, have been provided to Parent. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by the Company. The Company is not aware of any questions or challenges (or any potential basis therefor) with respect to the patentability or validity of any claims of any the foregoing patents or patent applications or the validity (or any other aspect or status) of any such IP Rights.

               (c)  Section 3.14(c) of the Company Disclosure Schedule lists:
(i) all licenses, sublicenses and other agreements to which the Company is a party (or by which it or any Company Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, granted any lien or encumbrance regarding, or given access to any Company Intellectual Property; (ii) all licenses, sublicenses and other agreements pursuant to which the Company has been or may be assigned or authorized to Use, or has or may incurred any obligation in connection with, (A) any third party Intellectual Property that may be influential in the development of, require payment with respect to, be incorporated or embodied in, or form all or any part of any previous, current or proposed product, service or Intellectual Property offering of the Company or (B) any Company Intellectual Property; and (iii) each agreement pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other person, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Company Intellectual Property ("Source Materials"). Except as set forth on in
                                ----------------
Section 3.14(c) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of Infringement or warranting the lack thereof.

               (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no event or circumstance has occurred, exists or is contemplated (including, without limitation, authorization, execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby) that (with or without notice or the lapse of time) could reasonably be expected to result in (i) the breach or violation of any license, sublicense or other agreement required to be listed in Section 3.14 of the Company Disclosure Schedule, (ii) the loss or expiration of any right or option by the Company (or the gain thereof by any third party) under any such license, sublicense or other agreement, or (iii) the release, disclosure or delivery to any third party of any part of the Source Materials. Further, the Company makes all the same representations and warranties with respect to each license, sublicense and agreement listed on Section 3.14 of the Company Disclosure Schedule as are made with respect to Material Contracts elsewhere in this Agreement.

               (e) There is, to the knowledge of the Company, no unauthorized Use, disclosure, or Infringement of any Company Intellectual Property by any third party, including, without limitation, any employee or former employee of the Company. The Company has not brought or threatened any action, suit or proceeding against any third party for any Infringement of any Company Intellectual Property or any breach of any license, sublicense or agreement involving Company Intellectual Property.

               (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, the Company has taken commercially reasonable steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise disclosed in published patents or patent applications or registered copyrights ("Company Confidential Information"). All use by and
                        --------------------------------
to employees or others of Company Confidential Information has been disclosure pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, any part of the Source Materials.

               (g) Each current employee and contractor (it being understood that the term "contractor" as used in this section means any person who has been engaged (other than as an employee) to perform software programming or other services pursuant to which such contractor conceived or developed Company Intellectual Property) of the Company has executed and delivered (and to the Company's knowledge, is in compliance with) an agreement in substantially the form of the Company's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Consulting Agreement (in the case of a contractor) (which agreements provide valid written assignments to the Company of all title and rights to any Company Intellectual Property conceived or developed thereunder but not already owned by the Company by operation of Law). No former employee or contractor has any title or right to any Company Intellectual Property.

               (h) The Company has not received any communication alleging or suggesting that, or questioning whether, the Company has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does the Company have any reason to expect that any such communication will be forthcoming.

               (i) The Company is not aware that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected
                        -------------------
interfere with the use of his or her best efforts to promote the interests to of the Company or that could reasonably be expected to conflict with its business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of the Company's business as conducted or proposed to be conducted will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation. The Company is not Using, and it will not be necessary to Use, (i) except as set forth in Section 3.14(i) of the Company Disclosure Schedule, any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secret of any former employer of any such person.

          (j) All Software is free of all intentionally installed viruses, worms, trojan horses and other infections or harmful routines and, except as set forth in Section 3.14(j) of the Company Disclosure Schedule, does not contain any material bugs, errors, or problems that could reasonably be expected to disrupt its operation in a materially adverse manner or have a material adverse impact on the operation of other software programs or operating systems. "Software" means software, programs, databases and related documentation, in any
 --------
form (including Internet sites, Internet content and links) that is (i) material to the operation of the business of the Company, including, but not limited to, that operated by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information, or storing or archiving data, or (ii) manufactured, distributed, sold, licensed or marketed by the Company.

          (k) The Company has obtained all material approvals and agreements necessary or appropriate (including, without limitation, assurances from customers regarding further export) for exporting any Company Intellectual Property outside the United States and importing any Company Intellectual Property into any country in which they are or have been disclosed, sold or licensed for Use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

     SECTION 3.15   Taxes.  Except as set forth in Section 3.15 of the Company
                    -----
Disclosure Schedule:

          (a) All Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority (as defined below) with respect to any Taxable (as defined below) period ending on or before the Closing, by or on behalf of Company (collectively, "Tax Returns" and individually, a "Tax
                                  -----------                       ---
Return"), have been or will be completed and filed when due (including any
------
extensions of such due date) if due on or before the Effective Time and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Interim Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes (as defined below) with respect to all periods through March 31, 2001, and the Company has not and will not incur any Tax liability in excess of the amount reflected (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of U.S. GAAP and for Tax purposes) on the Reference Balance Sheet included in the Interim Financial Statements with respect to such periods, and (ii) properly accrues in accordance with U.S. GAAP all material liabilities for Taxes payable after March 31, 2001, with respect to all transactions and events occurring on or prior to such date. The Company has not incurred any material Tax liability since March 31, 2001, other than in the ordinary course of business and the Company has made adequate provisions for all Taxes since that date in accordance with U.S. GAAP on at least a quarterly basis.

          (b) The Company has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. To the best knowledge of the Company, no Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2000, in the case of the United States, have been examined and closed. The Company (or any member of any affiliated or combined group of which the Company has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the knowledge of the Company) investigation now pending or threatened against or with respect to the Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by the Company, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to the Company, materially and adversely affect the liability of the Company for Taxes. There are no liens for Taxes upon the assets of the Company. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. The Company is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by the Company. None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not made and will not make a deemed dividend election under Treas. Reg. (S)1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. The Company has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. The Company has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Company Stockholder is other than a United States person within the meaning of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country. The Company has never elected to be treated as an S corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. All material elections with respect to the Company's Taxes made during the fiscal years ending December 31, 1998, 1999 and 2000, are reflected on the Company's Tax Returns for such periods, copies of which have been provided to Parent. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. The Company is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes. The Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal Law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) which includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, the Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

               (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable")
                     ---                                   -----       -------
means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the
                              -------------
payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 3.15, the term "Company" means the Company and any entity included in, or required under U.S. GAAP to be included in, any of the Financial Statements or the Interim Financial Statements.

          SECTION 3.16 Vote Required. The only vote of the holders of any
                       -------------
classes or series of capital stock of the Company necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement are the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock in favor of the approval and adoption of this Agreement and the Merger. The shares of Company Common Stock subject to the Voting Agreements are sufficient to secure the affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock in favor of the approval and adoption of this Agreement and the Merger.

          SECTION 3.17 Assets; Absence of Liens and Encumbrances. Except as set
                       -----------------------------------------
forth in Section 3.17 of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all of the properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used or intended to be used in the conduct of the business of the Company or otherwise owned, leased or used by the Company (all such properties and assets are referred to herein as the "Assets"). Except as set forth in Section 3.17 of
                               ------
the Company Disclosure Schedule, the Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all mortgages, liens, pledges, charges, claims, security interests or encumbrances of any kind or character ("Liens"). The equipment of the Company used in the operation of its business
  -----
is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

          SECTION 3.18  Owned Real Property. The Company does not own any real
                        -------------------
property.

          SECTION 3.19  Certain Interests.
                        -----------------

               (a) Except as set forth in Section 3.19(a) of the Company Disclosure Schedule, no holder of greater than 3% of the voting power of the Company or its affiliates or any officer or director of the Company and, to the knowledge of the Company, no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                    (i) has any direct or indirect financial interest in any creditor, competitor, supplier manufacturer, agent, representative, distributor or customer of the Company; provided, however, that the ownership of securities
                            --------  -------
representing no more than 3% of the outstanding voting power of any creditor competitor, supplier manufacturer, agent, representative, distributor or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier, agent, distributor or customer;

                    (ii) owns, directly or indirectly, in whole or in part, or has any other interest, in any tangible or intangible property which the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company);

                    (iii)  has any claim or cause of action against the Company;
or

                    (iv)   has outstanding any indebtedness to the Company.

               (b) Except as set forth in Section 3.19(b) of the Company Disclosure Schedule and except for the payment of employee compensation in the ordinary course of business, consistent with past practice, the Company does not have any liability or any other obligation of any nature whatsoever to any Company Stockholder or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

          SECTION 3.20  Insurance Policies. Section 3.20 of the Company
                        ------------------
Disclosure Schedule sets forth (i) a true and complete list of all insurance policies to which the Company is a party or is a beneficiary or named insured and (ii) any material claims made thereunder or made under any other insurance policy within the past three years. True and complete copies of all such policies have been provided to Parent. All premiums due on such policies have been paid and the Company is otherwise in compliance with the terms of such policies. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has been maintained in full force and effect and not been canceled or changed, except to extend the maturity dates thereof. Since December 31, 1998, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) adjustment in the amount of the premiums payable with respect to any insurance policy.

          SECTION 3.21  Restrictions of Business Activities. There is no
                        -----------------------------------
agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted.

          SECTION 3.22  Brokers. No broker, finder or investment banker is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          SECTION 3.23  State Takeover Statutes. The Board of Directors of the
                        -----------------------
Company has taken all action necessary to ensure that any restrictions on business combinations contained in the KGCL will not apply to the Merger and the other transactions contemplated by this Agreement. No other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

          SECTION 3.24  Customers and Suppliers. Section 3.24 of the Company
                        -----------------------
Disclosure Schedule contains a complete list of all customers who individually accounted for more than $100,000 of the Company's gross revenues during the fiscal years ended December 31, 1999 and 2000, or the most recent fiscal quarter ended March 31, 2001. No customer listed on Section 3.24 of the Company Disclosure Schedule has, within the past 12 months, cancelled or otherwise terminated, or made any threat to cancel or terminate, its relationship with the Company. No material supplier of the Company, has cancelled or otherwise terminated any contract with the Company prior to the expiration of the contract term, or to the Company's knowledge made any threat to the Company to cancel, reduce the supply or otherwise terminate its relationship with the Company. The Company has not (i) breached (so as to provide a benefit to the Company that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

          SECTION 3.25  Accounts Receivable; Bank Accounts. The accounts
                        ----------------------------------
receivable of the Company reflected on the Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable), net of the applicable reserve for bad debts on the Reference Balance Sheet. The accounts receivable reflected in the financial or accounting records of the

Company that have arisen since the date of Reference Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Reference Balance Sheet. Section 3.25 of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

          SECTION 3.26   Powers of Attorney. There are no outstanding powers of
                         ------------------
attorney executed on behalf of the Company.

          SECTION 3.27   Offers. The Company has suspended or terminated, and
                         ------
has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all substantially all of the assets of Company with parties other than Parent.

          SECTION 3.28   Warranties. No product or service manufactured, sold,
                         ----------
leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) pursuant to the terms and conditions of Material Contracts and (ii) manufacturers' warranties for which the Company has no liability. Section 3.28 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under any guaranty, warranty, right of return and indemnity provisions during each of the fiscal years covered by the Financial Statements and, assuming the Surviving Corporation continues to maintain the products in accordance with the Company's historical practices, the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

          SECTION 3.29   Books and Records. The minute books and other similar
                         -----------------
records of the Company contain, in all material respects, complete and accurate records of all actions taken at any meetings of the Company's stockholders, Board of Directors of any committee thereof and of all written consents executed in lieu of the holder of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

          SECTION 3.30   Tax Matters. Neither the Company nor any of its
                         -----------
affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Neither the Company nor any of its affiliates is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

          SECTION 3.31   No Misstatements. No representation or warranty made by
                         ----------------
the Company in this Agreement, the Company Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company has disclosed to Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

     SECTION 3.32   No Other Representations or Warranties.  Except as otherwise
                    --------------------------------------
specifically set forth in this Agreement, the Company makes no other representation or warranty (express or implied) regarding the Company.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
            -------------------------------------------------------

     Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth in (i) the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure
                                                        -----------------
Schedule") and (ii) the Parent SEC Reports (as defined in Section 4.05).  The
--------
Parent Disclosure Schedule shall be arranged according to specific sections in this Article IV and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article IV and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is appropriate with respect to such other section.

     SECTION 4.01   Organization and Qualification.
                    ------------------------------

          (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any
                                   ------------------------------
event, change or effect that is materially adverse to the business, operations, condition (financial or otherwise), assets (tangible or intangible) or liabilities of Parent and its subsidiaries taken as a whole, except for any such events, changes or effects resulting from or in connection with (i) any changes in general economic or business conditions that do not disproportionately impact Parent and its subsidiaries taken as a whole, (ii) any changes or events affecting the industry in which Parent and its subsidiaries operate that do not disproportionately impact Parent and its subsidiaries taken as a whole, (iii) any decline in the trading price of Parent Common Stock, (iv) any adverse change in the United States securities market or (v) any failure by Parent to meet the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimates, or any other revenue or earnings estimate, or any other revenue or earnings prediction or expectation, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date.

          (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 4.02   Authority Relative to this Agreement.  Each of Parent and
                    ------------------------------------
Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the KGCL and the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

     SECTION 4.03   Capital Structure.
                    -----------------

          (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of Parent ("Parent
                                                                   ------
Preferred Stock"). As of April 6, 2001, (i) 58,599,869 shares of Parent Common
---------------
Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 19,382,339 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding, unexercised options to purchase Parent Common Stock and (iii) no shares of Parent Common Stock were reserved for issuance pursuant to outstanding, unexercised warrants to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued and outstanding.

          (b) As of April 24, 2001, except for outstanding options and warrants referred to in clauses (ii) and (iii) of the second sentence of Section 4.03(a) and otherwise as disclosed in the Parent SEC Reports (as defined below), there are no outstanding options, warrants, or other agreements relating to the issuance of capital stock of Parent or obligating Parent to issue or sell any shares of its capital stock.

     SECTION 4.04   No Conflict; Required Filings and Consents.
                    ------------------------------------------

          (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made or complied with, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing and recordation of appropriate merger documents as required by the KGCL and the DGCL, (ii) for applicable requirements, if any, of the Exchange Act of 1934, as amended (the "Exchange
                                                                    --------
Act"), Federal and state securities laws and The Nasdaq National Market, and
---
(iii) for such other consents, approvals, orders authorizations, registrations or permits, filings or notifications that if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     SECTION 4.05   SEC Filings; Financial Statements.
                    ---------------------------------

          (a) Parent has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since
                                                                    ---
June 1, 1998, through the date of this Agreement (collectively, the "Parent SEC
                                                                     ----------
Reports"). As of the respective dates they were filed (and if amended or
-------
superceded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC) and each presented fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

     SECTION 4.06   Interim Operations of Merger Sub.  Merger Sub was formed by
                    --------------------------------
Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

     SECTION 4.07   Valid Issuance of Parent Shares.  The shares of Parent
                    -------------------------------
Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

     SECTION 4.08   Tax Matters.  Neither Parent nor Merger Sub nor any of their
                    -----------
affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

     SECTION 4.09   Form S-3 Eligibility.  Parent is eligible to utilize Form S-
                    --------------------
3 under the Securities Act to register for resale the shares of Parent Common Stock issued to the Company Stockholders pursuant to this Agreement

                                   ARTICLE V

                   CONDUCT OF BUSINESSES PENDING THE MERGER
                   ----------------------------------------

     SECTION 5.01   Conduct of Business by the Company Pending the Merger.
                    -----------------------------------------------------
During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its liabilities, debts and Taxes when due, (subject to good faith disputes over such liabilities, debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of Company.

     By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in Section 5.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Amended and Restated Articles of Incorporation or Bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company, except pursuant to the terms of options outstanding on the date of this Agreement;

          (c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (e) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof;

          (g)  institute or settle any Legal Proceeding;

          (h) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances;

          (i) authorize any capital expenditure in excess of $10,000, individually or in the aggregate;

          (j) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business, consistent with past practice;

          (k)  waive or release any material right or claim;

          (l) increase or agree to increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, that the foregoing provisions of this subsection
          --------  -------
shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;


          (m) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or Company Options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any Company Options granted under any of such plans except as specifically required by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Company Disclosure Schedule;

          (n) extend any offers of employment to potential employees, consultants or independent contractors or terminate any existing employment agreements;

          (o) amend or terminate any Material Contract, other than customer contracts in the ordinary course of business consistent with past practice;

          (p) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01;

          (q) other than in the ordinary course of business consistent with past practice enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations;

          (r) enter into any contract or agreement material to the business, results of operations or financial condition of the Company, other than customer contracts in the ordinary course of business consistent with past practice;

          (s) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted, unasserted, contingent or otherwise);

          (t) take any action, other than reasonable and usual action in the ordinary course of business, consistent with past practice, with respect to accounting policies, principles or procedures;

          (u) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of the Company or Parent;

          (v) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered or otherwise dispose of or grant any security interest in and to any item of the Company Intellectual Property, in whole or in part, (ii) grant any license with respect to any Company Intellectual Property, other than a license of Software granted to customers of the Company to whom the Company licenses such Software in the ordinary course of business, (iii) develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Company Intellectual Property, unless such Company Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

          (w) make (or become obligated to make) any bonus payments to any of its officers or employees;

          (x) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (y) take any action or fail to take any action that would cause there to be a Company Material Adverse Effect;

          (z) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

          (aa) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000 with respect to a single matter, or in excess of $50,000 in the aggregate; or

          (bb) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (aa) above, or any action which is reasonably likely to make any of Company's representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

     SECTION 5.02   Litigation. The Company shall notify Parent in writing
                    ----------
promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or other Governmental Entity initiated by it or against it, or known by the Company to be threatened against the Company or any of its officers, directors, employees or stockholders in their capacity as such.

     SECTION 5.03   Notification of Certain Matters.  Parent shall give prompt
                    -------------------------------
notice to the Company, and the Company shall give prompt notice to Parent, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure or inability of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                               --------  -------
delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 6.01   Company Stockholder Approval; Exemption from Registration.
                    ---------------------------------------------------------

          (a) As promptly as practicable, and in any event within 5 business days after the date hereof, and in accordance with applicable Law, the Company's Amended and Restated Articles of Incorporation and Bylaws, the Company shall call a meeting of its stockholders or solicit written consents from its stockholders to obtain their approval and adoption of this Agreement and the other transactions contemplated hereby. The Company shall ensure that the stockholders' meeting is called, noticed, convened and held, and that all proxies or written consents, if any, are solicited and obtained from the Company Stockholders, in compliance with applicable Law, the Company's Amended and Restated Articles of Incorporation and Bylaws, and all other applicable legal requirements. The Company agrees to use its commercially reasonable efforts to take all action necessary or advisable to secure the necessary votes required by applicable Law and the Company's Amended and Restated Articles of Incorporation and Bylaws to effect the Merger. The Board of Directors of the Company shall unanimously recommend that the Company Stockholders vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company Stockholders vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby.

          (b) Each of the parties hereto acknowledge that the shares of Parent Common Stock issued to the Company Stockholders pursuant to this Agreement are intended to be issued pursuant to the "private placement" exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and agree to fully cooperate with Parent in its efforts to ensure that the shares of Parent Common Stock may be issued pursuant to such private placement exemption; provided, however, that neither
                                              --------  -------
Parent nor Merger Sub makes any representation or warranty that such issuance in fact qualifies for such private placement exemption.

          (c) On the date of this Agreement, the Company shall deliver to Parent's counsel a draft of an information statement (together with any amendments thereof or supplements thereto, the "Information Statement") and,
                                                ---------------------
after such delivery, Parent will assist the Company in finalizing the Information Statement. The Information Statement shall include the unanimous recommendation of the Board of Directors of the Company to the Company Stockholders to vote in favor of the approval and adoption of this Agreement and the other transactions contemplated hereby. As promptly as practicable after the date hereof, but in no event more than 5 business days following the date hereof, the Company will send to each Company Stockholder the Information Statement for the purpose of considering, approving and adopting this Agreement, and the other transactions contemplated hereby. None of the information included in the Information Statement or any other document prepared to comply with Federal or state securities laws shall, at the time it is first mailed to the Company Stockholders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Information Statement will be made by the Company without the approval of Parent.

     SECTION 6.02   Access to Information; Confidentiality.
                    --------------------------------------

          (a) From the date of this Agreement to the Effective Time, the Company shall: (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to the
 ---------------
directors, officers, employees, agents, properties, offices and other facilities of the Company and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request.

          (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement dated February 8, 2001, (the "Non-Disclosure
                                                       --------------
Agreement") between the Company and Parent.
---------

     SECTION 6.03   No Solicitation of Transactions.
                    -------------------------------

          (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, agents, advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, agents, advisors or other representatives) of any proposal for, or inquiry respecting, any Competing Transaction, or any request for nonpublic information in connection with such proposal or inquiry or for access to the properties, books or records of the Company by any person that informs or has informed the Company that it is considering making or has made such a proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making such proposal or inquiry and the terms and conditions of such proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality agreement to which it is a party.

          (b)  A "Competing Transaction" means any of the following involving
                  ---------------------
the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such party;
(iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of such party; or (iv) any solicitation in opposition to approval by the stockholders of the Company of this Agreement and the Merger.

     SECTION 6.04   Employee Benefits Matters.
                    -------------------------

          (a) All employees of the Company shall continue in their existing benefit plans until such time as, in Parent's sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent for its and its affiliates' employees in the United States. Parent shall take such reasonable actions, to the extent permitted by Parent's benefits programs, as are necessary to allow eligible employees of the Company to participate in the health, welfare and other employee programs of Parent or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of Parent in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits). Pending such action, Parent shall maintain the effectiveness of the Company's benefit plans.

          (b) Simultaneously with the execution of this Agreement, Parent has entered into offer letters (collectively, the "Offer Letters," and,
                                               -------------
individually, an "Offer Letter") with the individuals set forth on Schedule
                  ------------
6.04(b) hereto.

          (c) Simultaneously with the execution of this Agreement, Parent has entered into non-solicitation and non-competition agreements (collectively, the "Non-Solicitation Agreements", and, individually, a "Non-Solicitation
 ---------------------------                         ----------------
Agreement") with the individuals set forth on Schedule 6.04(c) hereto.
---------

          (d) Prior to the Effective Time, the Company shall take all necessary actions to obtain the requisite stockholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code and shall require all "disqualified individuals" within the meaning of Section 280G of the Code, to subject their existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder.

          (e) The Company shall take all necessary corporate action to terminate its 401(k) plan (the "401(k) Plan") effective as the date immediately
                                -----------
prior to the Closing Date, but contingent on the Closing. Parent shall receive from the Company evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) Plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the date immediately preceding the Closing Date.

          (f) The Company and, as applicable, its ERISA Affiliates each agree to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing as requested by Parent in writing. Parent shall receive from the Company evidence that the plans, programs or arrangements of the Company and, as applicable, each ERISA Affiliate have been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

          (g) With respect to all stock purchase, stock option and stock award agreements (including any restricted stock, stock purchase, stock option or stock award agreement under the Stock Plans) between the Company and any current or former employee, director, consultant or founder effective as of the Effective Time, any and all rights of repurchase under each such agreement shall be assigned to Parent (or to such other entity as Parent shall designate) by virtue of the Merger and without any further action on the part of the Company, such assignment to be effective as of the Effective Time.

     SECTION 6.05    Further Action; Consents; Filings.
                     ---------------------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from any Governmental Entity or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

          (b) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the business, assets or properties of the Company.

     SECTION 6.06    Plan of Reorganization.
                     ----------------------

          (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

          (b) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver to Polsinelli Shalton & Welte (counsel to the Company) or Gunderson Dettmer (counsel to Parent), at the date of the legal opinions referred to below, certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.03(c) and 7.02(d), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions, or (ii) why Polsinelli Shalton & Welte or Gunderson Dettmer would not be able to deliver the opinions required by Sections 7.03(c) and 7.02(d). As of the date hereof, Parent and Merger Sub do not know of any reason why they would not be able to deliver to Gunderson Dettmer or Polsinelli Shalton & Welte, at the date of the legal opinions referred to below, certificates substantially in compliance with the Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions, or (ii) why Gunderson Dettmer or Polsinelli Shalton & Welte would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

     SECTION 6.07  No Public Announcement. The initial press release relating to
                   ----------------------
this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or listing agreement with an applicable stock exchange, neither Parent nor the Company shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other.

     SECTION 6.08  Expenses. Whether or not the Merger is consummated, all costs
                   --------
and expenses incurred in connection with this Agreement, the Merger and other transactions contemplated by this Agreement (including, without limitation, the fees and expenses of financial advisors, accountants and legal counsel) (i) if incurred by Parent and Merger Sub, shall be paid by Parent and (ii) if incurred by the Company or its stockholders (the "Stockholder Expenses"), shall be paid
                                         --------------------
by the Company Stockholders.

     SECTION 6.09  Indemnification of Officers and Directors. For a period of
                   -----------------------------------------
six years from and after the Closing Date, Parent agrees to indemnify (including advancement of expenses) and hold harmless all past and present officers and directors of the Company to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Amended and Restated Articles of Incorporation or Bylaws, employment agreements or indemnification agreements identified on the Company Disclosure Schedule or under applicable Law for acts or omissions which occurred at or prior to the Effective Time. This indemnification shall not apply to any claim by any such officer or director pursuant to the terms of this Agreement or any other agreement contemplated by this Agreement. The Company hereby represents to Parent that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

     SECTION 6.10  Nasdaq National Market Listing.  If necessary, Parent shall
                   ------------------------------
promptly prepare and file with The Nasdaq National Market a Notification Form for Listing Additional Shares with respect to the shares of Parent Common Stock to be issued pursuant to this Agreement and pursuant to the Company Options and the Company shall cooperate with Parent with respect to such filing.

     SECTION 6.11  Stockholder Certificates. The Company shall use its
                   ------------------------
commercially reasonable efforts to cause each Company Stockholder to execute and deliver to Parent prior to Closing a Stockholder Certificate.

     SECTION 6.12  Conversion Schedule. Section 6.12 of the Company Disclosure
                   -------------------
Schedule is a schedule prepared by the Company (the "Preliminary Conversion
                                                     ----------------------
Schedule") showing the number of shares of Parent Common Stock to be issued to
--------
each holder of shares of Company Stock and each holder of rights to acquire capital stock of the Company, including the number of shares of Parent Common Stock to be deposited in the Escrow Fund, as of the execution of this Agreement as if the Effective Time and the exchange of shares pursuant to the Merger had occurred as of the date of the execution of this Agreement. The Company and the Stockholders' Representative shall prepare a final schedule as of the Effective Time (the "Final Conversion Schedule"), and an officer of the Company shall
           -------------------------
execute the Final Conversion Schedule and deliver such schedule to Parent at Closing.

     SECTION 6.13  Collection of Accounts Receivable. From and after the Closing
                   ---------------------------------
Date, the Surviving Corporation shall use its commercially reasonable efforts to collect the accounts receivable of the Company that are reflected on the financial or accounting records of the Company as of the Closing (the "Accounts
                                                                       --------
Receivable").  The Surviving Corporation shall not settle an Account Receivable
----------
at less than face value without the prior written consent of the Stockholders' Representative, which consent will not be unreasonably withheld. If an Account Receivable has not been collected within 120 days after the Closing Date, then, for a period of 45 days after the date that the Stockholders' Representative receives notice that the Accounts Receivable are past due (the "Collection
                                                                ----------
Period"), the Stockholders' Representative, on behalf of the Surviving
------
Corporation, shall use commercially reasonable efforts with the cooperation of the Surviving Corporation to effect such collection and the Stockholders' Representative shall remit any monies so collected to the Surviving Corporation. The Company Stockholders shall not have liability under Section 3.25 until the expiration of such Collection Period. If any Parent Indemnified Party receives indemnification due to the uncollectability of Accounts Receivable, then the Surviving Corporation shall assign all of its right, title and interest to all uncollected Accounts Receivable to the Stockholders' Representative at the time of such indemnity payment. The liability of the Company Stockholders to the Parent Indemnified Parties is only if and to the extent that the Accounts Receivable are not collected in a total amount of the face amount of the Accounts Receivable less the applicable reserve reflected on the financial or accounting records of the Company as of the Closing.

     SECTION 6.14  Vesting of Options.  Parent and the Company acknowledge and
                   ------------------
agree that, for purposes of Section L. of the Company's 1998 Incentive Stock Option Plan (as amended by Amendment Number 2 to such plan on February 4, 1999), and for purposes of Section L. of the Company's Non-Qualified Stock Option Plan of 1999, the Merger shall be treated as a "merger or consolidation in which the Company is not a surviving corporation," such that any outstanding Company Options which have vested, or which are to vest on or before May 1, 2002, shall be immediately vested as of the Closing Date.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER
                           ------------------------

     SECTION 7.01  Conditions to the Obligations of Each Party. The obligations
                   -------------------------------------------
of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          (a)  Stockholder Approval. This Agreement shall have been approved and
               --------------------
adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the KGCL and the Company's Amended and Restated Articles of Incorporation and Bylaws;

          (b)  No Order. No Governmental Entity or court of competent
               --------
jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order") which is then in effect and has the effect of making the Merger illegal
 -----
illegal or otherwise prohibiting consummation of the Merger;

          (c)  Listing. If necessary, Parent shall have filed with The Nasdaq
               -------
National Market a Notification Form for Listing Additional Shares with respect to the shares of Parent Common Stock to be issued pursuant to this Agreement and pursuant to the Company Options; and

          (d)  Registration Rights Agreement. Parent and the Stockholders'
               -----------------------------
Representative shall have entered into a Registration Rights Agreement substantially in the form attached hereto as Exhibit F, and such Registration
                                             ---------
Rights Agreement shall be in full force and effect.

     SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The
                  ------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of the Company contained in this Agreement that are not qualified as to materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer of the Company to such effect;

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

          (c)  Approvals.  Parent shall have received, each in form and
               ---------
substance reasonably satisfactory to Parent, (i) all required authorizations, consents, orders and approvals of all Governmental Entities and officials, if any, and (ii) all third party consents set forth in Section 7.02(c) of the Company Disclosure Schedule;

          (d)  Tax Opinion of Parent's Counsel.  Parent shall have received
               -------------------------------
the opinion of Gunderson Dettmer, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Gunderson Dettmer of representation letters from each of Parent, Merger Sub and the Company as contemplated in Section 6.06 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time. Notwithstanding the foregoing, if Parent's counsel does not render such opinion, this condition shall nevertheless be deemed satisfied with respect to Parent if Polsinelli Shalton & Welte, counsel to the Company, renders such opinion to Parent;

          (e)  Dissenters.  Stockholders holding no more than 4% of the Company
               ----------
Common Stock outstanding immediately prior to the Effective Time shall have objected in writing to the approval and adoption of this Agreement, the Merger or the other transactions contemplated by this Agreement;

          (f)  No Company Material Adverse Effect.  Since the date of this
               ----------------------------------
Agreement, no event or events shall have occurred, nor does any circumstance exist, which, individually or in the aggregate, have, or could reasonably be expected to have, a Company Material Adverse Effect;

          (g)  Employment Agreements.  Each individual set forth on Schedule
               ---------------------
6.04(b) hereto shall remain employed by the Company and the Employment Agreement entered into with such individual shall remain in full force and effect and shall not have been anticipatorially breached or repudiated by such individual;

          (h)  Non-Solicitation Agreements.  Each of the Non-Solicitation
               ---------------------------
Agreements entered into with the individuals set forth on Schedule 6.04(c) hereto shall remain in full force and effect and shall not have been anticipatorially breached or repudiated by any of such individuals;

          (i)  No Restraints.  There shall not be pending or threatened any
               -------------
suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

          (j)  Issuance of Shares of Parent Common Stock. Parent shall have
               -----------------------------------------
received the opinion of Gunderson Dettmer, counsel to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the issuance of the shares of Parent Common Stock pursuant to this Agreement will be validly issued pursuant to the "private placement" exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act;

          (k)  Escrow Agreement.  Parent and the Stockholders' Representative
               ----------------
shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect and shall not have been anticipatorially breached or repudiated;

          (l)  Termination of Employee Plans. The Company shall have terminated
               -----------------------------
the Plans identified by Parent prior to the Closing pursuant to Section 6.04(f), and the Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of such Plans;

          (m)  Opinion of the Company's Counsel.  Parent shall have received
               --------------------------------
the opinion of the Company's counsel substantially in the form attached hereto as Exhibit C;
   ---------

          (n)  Secretary's Certificate.  Parent shall have received a
               -----------------------
certificate executed by the Secretary of the Company attaching and certifying as to the Company's current Amended and Restated Articles of Incorporation and Bylaws and the resolutions of the Company's Board of Directors and the Company Stockholders approving and adopting this Agreement and the transactions relating hereto;

          (o)  Estoppel Certificate.  Parent shall have received an estoppel
               --------------------
certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by Southcreek V Associates, L.P.;

          (p)  FIRPTA Compliance.  The Company shall, prior to the Closing Date,
               -----------------
provide Parent with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory
              ------
to Parent, which states that shares of capital stock of the Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Parent, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the consummation of the Merger;

          (q)  Parachute Payments.  Prior to the Effective Time, the Company
               ------------------
shall have obtained the requisite stockholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered "excess parachute payments" within the meaning of Section 280G of the Code, and any "disqualified individuals" as defined in Section 280G of the Code shall have agreed to forfeit any payments that would otherwise be non-deductible if such stockholder approval is not obtained;

          (r)  Employees.  Each of the individuals set forth on Schedule
               ---------
7.02(r)(i) and 90% of the individuals set forth on Schedule 7.02(r)(ii) shall be employed in good standing by the Company;

          (s)  Board and Officer Resignations. The Company shall have received
               ------------------------------
written letters of resignation from each of the current members of the Board of Directors and officers of the Company, in each case effective at the Effective Time;

          (t)  Stockholder Agreements.  Each of letter agreements entered into
               ----------------------
with Messrs. Killen, Lowe, Melton, Spann, Spencer and Stafford regarding their Company Options shall be in full force and effect and shall not have been anticipatorially breached or repudiated;

          (u)  Termination of the Company's Agreements.  Parent shall have been
               ---------------------------------------
furnished evidence satisfactory to it that all rights, if any, granted by the Company to its stockholders and in effect prior to the Closing, including, but not limited to, rights of co-sale, voting, registration, first refusal, first offer, preemptive, board observation or information or operational covenants, shall have terminated prior to the Closing Date;

          (v)  Termination of 401(k) Plan.  The Company shall have terminated
               --------------------------
the 401(k) Plan effective at least one day prior to the Closing Date and all contributions payable to the 401(k) Plan shall have been made. The Company shall have provided to Parent (i) executed resolutions of the Board of Directors of the Company authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to ensure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination; and

          (w)  Termination of the Company's Obligations. The Company shall have
               ----------------------------------------
delivered the "Notice" to Sybase, Inc. pursuant to, and as that term is defined in, that certain Amendment to Redemption Agreement, dated April 24, 2001, by and between the Company and Sybase, Inc.

     SECTION 7.03  Conditions to the Obligations of the Company.  The
                   --------------------------------------------
obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect, or any similar standard or qualification, shall be true and correct, and each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are not qualified as to materiality or Parent Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the

Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

          (b)  Agreements and Covenants.  Each of Parent and Merger Sub shall
               ------------------------
have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

          (c)  Tax Opinion of Company's Counsel. The Company shall have received
               --------------------------------
the opinion of Polsinelli Shalton & Welte, counsel to the Company, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Polsinelli Shalton & Welte of representation letters from each of Parent, Merger Sub and the Company as contemplated in Section 6.06 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time. Notwithstanding the foregoing, if the Company's counsel does not render such opinion, this condition shall nevertheless be deemed satisfied with respect to the Company if Gunderson Dettmer, counsel to Parent, renders such opinion to the Company;

          (d)  Opinion of Parent's Counsel.  The Company shall have received
               ---------------------------
the opinion of Gunderson Dettmer, counsel to Parent, or another counsel reasonably satisfactory to the Company, substantially in the form attached hereto as Exhibit D;
          ---------

          (e)  Personal Guarantees.  The personal guarantees of the Principal
               -------------------
Stockholders, as set forth in Section 7.03(e) of the Company Disclosure Schedule, shall have been released;

          (f)  Stockholder Loans.  The loans to the Company from the Principle
               -----------------
Stockholders, as set forth in Section 7.03(f) of the Company Disclosure Schedule, shall be paid in full.

          (g)  No Parent Material Adverse Effect.  Since the date of this
               ---------------------------------
Agreement, no event or events shall have occurred, nor does any circumstance exist, which, individually or in the aggregate, have, or could reasonably be expected to have, a Parent Material Adverse Effect; and

          (h)  Escrow Agreement.  Parent and the Stockholders' Representative
               ----------------
shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect and shall not have been anticipatorially breached or repudiated.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     SECTION 8.01   Termination.  This Agreement may be terminated and the
                    -----------
Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

          (b) by either Parent or the Company if the Effective Time shall not have occurred on or before June 15, 2001; provided, however, that the right to
                                          --------  -------
terminate his Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before June 15, 2001;

          (c) by either Parent or the Company upon the issuance of any Order which is final and nonappealable which would (i) prevent the consummation of the Merger, (ii) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

          (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) and 7.02(b) would not be satisfied ("Terminating Company Breach"); provided, however, that,
                         --------------------------    --------  -------
if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this
Section 8.01(d) unless such breach is not cured within 30 days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured); or

          (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) and 7.03(b) would not be satisfied ("Terminating Parent
                                                      ------------------
Breach"); provided, however, that, if such Terminating Parent Breach is curable
------    --------  -------
by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e) unless such breach is not cured within 30 days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured).

          SECTION 8.02   Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that (i)
                                              --------  -------
Sections 6.02(b) and 6.08 and Article VIII shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 8.03   Amendment.  This Agreement may be amended by the
                         ---------
parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.04   Waiver.  At any time prior to the Effective Time, any
                         ------
party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                                INDEMNIFICATION
                                ---------------

          SECTION 9.01   Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties of the Company and the Company Stockholders contained in this Agreement, the Voting Agreements, the Stockholder Certificates and any other document relating hereto (collectively, the "Acquisition
                                                           -----------
Documents") shall survive the Effective Time for a period of 12 months.  The
----------
representations and warranties of Parent contained in the Acquisition Documents shall not survive beyond the Effective Time. Neither the period of survival nor the liability of the Company Stockholders with respect to the Company's and such stockholders' representations and warranties shall be reduced by any investigation made at any time (whether before or after the Effective Time) by or on behalf of Parent or by any actual, implied or constructive knowledge or notice of any facts or circumstances that Parent may have as a result of any such investigation or otherwise. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Parent to the Stockholders' Representative, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

          SECTION 9.02   Indemnification by the Company Stockholders.
                         -------------------------------------------

               (a) After the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "Parent Indemnified Parties") shall be indemnified and held harmless by the Company Stockholders (to the extent of each Company Stockholder's pro-rata share of the Escrow Fund), severally and not jointly, for any and all liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred, accrued (in accordance with U.S. GAAP) or paid by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "Loss"), without adjustment for any tax deduction relating thereto, arising out of or resulting from:

               (i) any inaccuracy or breach of any representation or warranty made by the Company or any Company Stockholder in the Acquisition Documents;

               (ii) the breach of any covenant or agreement made by the Company or any Company Stockholder in the Acquisition Documents;

               (iii) Losses from breach of contract or other claims made by any party alleging to have had a contractual or other right to acquire the Company's capital stock or assets ;

               (iv) the value of any Tax deduction lost by the Company by virtue of the application of Section 280G of the Code ;

               (v) any Stockholder Expenses payable by the Surviving Corporation following the Closing that were not included in the Purchase Price Adjustment; and

               (vi) Losses that result from any former employee or contractor (it being understood that the term "contractor" as used in this section means any person who has been engaged (other than as an employee) to perform software programming or other services pursuant to which such contractor conceived or developed Company Intellectual Property) of the Company having failed to execute and deliver an agreement in substantially the form of the Company's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Consulting Agreement (in the case of a contractor) (which agreements provide valid written assignments to the Company of all title and rights to any Company Intellectual Property conceived or developed thereunder but not already owned by the Company by operation of Law).

          (b) As used herein, "Losses" are not limited to matters asserted by third parties, but include Losses incurred or sustained by the Parent Indemnified Parties in the absence of claims by third parties.

          (c) Notwithstanding anything to the contrary contained in this Agreement, except with respect to claims based on fraud or willful misrepresentation or misconduct:

               (i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 9.02(a) that may be recovered from the Company Stockholders shall not exceed the Escrow Fund, which shall be the sole and exclusive remedy for any such Losses;

               (ii) no indemnification payment by the Company Stockholders with respect to any indemnifiable Losses otherwise payable under Section 9.02(a) and arising out of or resulting from the causes enumerated in Section 9.02(a)(i) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $50,000, after which time the Company Stockholders shall be liable in full for all indemnifiable Losses (including the first $50,000); and

               (iii) in the event that any Loss is covered by insurance maintained by or for the benefit of the Parent Indemnified Parties, such Loss shall be reduced by the amount of any insurance payments (net of any costs, premium adjustments or other obligations of the Parent Indemnified Parties relating to such recovery) actually received by the Parent Indemnified Parties.

          (d) Notwithstanding anything to the contrary contained in this agreement, the term "Losses" as used herein shall not include liabilities, losses, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, or amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) that result from the actions of Parent in terminating the 401(k) Plan or any subsequent action with respect to such plan; provided, however, that the term "Losses" as used in
                      --------  -------
herein shall include all liabilities, losses, claims, costs, expenses, fines, fees, deficiencies, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys', consultants' and experts' fees and expenses and other costs of defending, investigating or settling claims) that result from the failure of the Company to obtain favorable Determination Letters from the Internal Revenue Service with respect to the 401(k) Plan and the failure to file Form 5500s with the Internal Revenue Service with respect to the 401(k) Plan (including, but not limited to, any liabilities, expenses, fees, penalties or amounts paid in settlement incurred in terminating the 401(k) Plan that result from such failures).

                SECTION 9.03    Indemnification Procedures.
                                --------------------------

          (a) For purposes of this Section 9.03, a party against which indemnification may be sought is referred to as the "Indemnifying Party" and the
                                                     ------------------
party which may be entitled to indemnification is referred to as the "Indemnified Party".
 -----------------

          (b) The obligations and liabilities of Indemnifying Parties under this Article IX with respect to Losses arising from actual or threatened claims or demands by any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and
                         ------------------
contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 45 days of the receipt by the Indemnified Party of such notice; provided, however, that the
                                                     --------  -------
failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article IX except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

               (c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses (to the extent of the Escrow Fund) that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within 10 business days of the receipt of such notice from the Indemnified Party; provided, however, that the
                                                   --------  -------
Indemnifying Party shall not have the right to assume the defense of the Third Party Claim if (i) any such claim seeks, in addition to or in lieu of monetary losses, any injunctive or other equitable relief, (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of the adequacy of the Escrow Fund to provide indemnification in accordance with the provisions of this Agreement and the Escrow Agreement with respect to such proceeding,
(iii) there is reasonably likely to exist a conflict of interest that would make it inappropriate (in the judgment of the Indemnified Party in its reasonable discretion) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, or (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim may establish (in the good faith judgment of the Indemnified Party) a precedential custom or practice adverse to the business interests of the Indemnified Party or would increase the Tax liability of the Indemnified Party; provided further, that if by reason of the Third Party Claim
                   ----------------
a Lien, attachment, garnishment, execution or other encumbrance is placed upon any of the property or assets of such Indemnified Party, the Indemnifying Party, if it desires to exercise its right to assume such defense of the Third Party Claim, must agree to use a portion of the Escrow Fund to furnish a satisfactory indemnity bond to obtain the prompt release of such Lien, attachment, garnishment, execution or other encumbrance. If the Indemnifying Party assumes the defense of a Third Party Claim, it will conduct the defense actively, diligently and at its own expense, and it will hold all Indemnified Parties harmless from and against all Losses caused by or arising out of any settlement thereof (which shall be paid out of the Escrow Fund as provided in the Escrow Agreement). The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense (which shall be paid out of the Escrow Fund as provided in the Escrow Agreement), all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably requested by the Indemnifying Party. Except with the written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding; (ii) unless there is no finding or admission of (A) any violation of Law by the Indemnified Party (or any affiliate thereof), (B) any liability on the part of the Indemnified Party (or any affiliate thereof) or (C) any violation of the rights of any person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnified Party (or any affiliate thereof); or (iii) which exceeds the then current value of the Escrow Shares remaining in the Escrow Fund.

               (d) In the event that the Indemnifying Party fails or elects not to assume the defense of an Indemnified Party against such Third Party Claim which the Indemnifying Party had the right to assume pursuant to Section 9.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party (to the extent of the Escrow Fund), to defend or prosecute such claim in any manner as it may reasonably deem appropriate and may settle such claim after giving written notice thereof to the Indemnifying Party, on such terms as such Indemnified Party may deem appropriate, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such settlement (to the extent of the Escrow
Fund). If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as provided in the Escrow Agreement. If the Indemnifying Party does not elect to assume the defense of a Third Party Claim which it has the right to assume hereunder, the Indemnified Party shall have no obligation to do so.

               (e) In the event that the Indemnifying Party is not entitled to assume the defense of the Indemnified Party against such Third Party Claim pursuant to Section 9.03(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party (to the extent of the Escrow Fund), to defend or prosecute such claim and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate after giving written notice thereof to the Indemnifying Party, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such judgment or settlement. In such case, the Indemnified Party shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense (to the extent of the Escrow Fund), all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably requested by the Indemnified Party. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as provided in the Escrow Agreement.

          SECTION 9.04    Stockholders' Representative. Michael J. Gassman
                          ----------------------------
(such person and any successor or successors being the "Stockholders'
                                                        ------------
Representative") shall act as the representative of the Company Stockholders,
--------------
and hereby is authorized to act on behalf of the Company Stockholders and to take any and all actions required or permitted to be taken by the Stockholders' Representative under this Agreement or the Escrow Agreement, with respect to any claims (including the settlement thereof) made by a Parent Indemnified Party for indemnification pursuant to this Article IX and with respect to any actions to be taken by the Stockholders' Representative pursuant to the terms of the Escrow Agreement (including, without limitation, the exercise of the power to (i) authorize the delivery of Escrow Shares to a Parent Indemnified Party in satisfaction of claims by a Parent Indemnified Party, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims and (iii) take all actions necessary in the judgment of the Stockholders' Representative for the accomplishment of the foregoing). The Company Stockholders shall be bound by all actions taken by the Stockholders' Representative in its capacity thereof, except for any action that conflicts with the limitation set forth in the final sentence of this Section 9.04. The Stockholders' Representative shall promptly, and in any event within 5 business days, provide written notice to the Company Stockholders of any action taken on behalf of them by the

Stockholders' Representative pursuant to the authority delegated to the Stockholders' Representative under this Section 9.04. The Stockholders' Representative shall at all times act in his or her capacity as Stockholders' Representative in a manner that the Stockholders' Representative believes to be in the best interest of the Company Stockholders. The Stockholders' Representative shall not be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken, under this Agreement or the Escrow Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Stockholders' Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholders' Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Escrow Agreement, the Stockholders' Representative shall not exercise any discretion or take any action. Each Company Stockholder severally shall indemnify and hold harmless and reimburse the Stockholders' Representative from and against such Company Stockholder's ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Stockholders' Representative arising out of or resulting from any action taken or omitted to be taken by the Stockholders' Representative under this Agreement or the Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Stockholders' Representative's gross negligence, bad faith or willful misconduct. In all matters relating to this Article IX, the Stockholders' Representative shall be the only party entitled to assert the rights of the Company Stockholders, and the Stockholders' Representative shall perform all of the obligations of the Company Stockholders hereunder. The Parent Indemnified Parties shall be entitled to rely on all statements, representations and decisions of the Stockholders' Representative. Notwithstanding anything to the contrary herein or in the Escrow Agreement, (i) the Stockholders' Representative is not authorized to, and shall not, accept on behalf of any Company Stockholder any merger consideration to which such Company Stockholder is entitled under this Agreement and (ii) the Stockholders' Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Company Stockholder unless the Stockholders' Representative is expressly authorized to do so in a writing signed by such Company Stockholder.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

          SECTION 10.01    Notices.  All notices, requests, claims, demands and
                           -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

               (a)  if to Parent or Merger Sub:

                    Actuate Corporation
                    701 Gateway Blvd.
                    South San Francisco, California  94080
                    Facsimile No.: (650) 827-1568
                    Attention: General Counsel

               with a copy to:

                    Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
                    LLP
                    155 Constitution Drive
                    Menlo Park, California  94025
                    Facsimile No.: (650) 321-2800
                    Attention: Christopher D. Dillon, Esq.

               (b)  if to the Company:

                    Tidestone Technologies, Inc.
                    12980 Metcalf Avenue, Suite 300
                    Overland Park, Kansas  66213
                    Facsimile No.: (913) 851-1390
                    Attention:  Michael J. Gassman

               with a copy to:

                    Polsinelli Shalton & Welte
                    700 West 47/th/ Street, Suite 1000
                    Kansas City, Missouri  64112
                    Facsimile No.: (816) 753-1536
                    Attention: James A. Polsinelli, Esq.

          SECTION 10.02    Certain Definitions. (a) As used in this Agreement,
                           -------------------
the following terms shall have the following meanings:

                    (i)   "affiliate" of a specified person means a person who
                           ---------
directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

                    (ii)  "business day" means any day on which banks are not
                           ------------
required or authorized to close in San Francisco, California.

                    (iii) "control" (including the terms "controlled by" and
                           -------
"under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                    (iv) "knowledge" means, with respect to any party hereto,
                          ---------
actual or deemed knowledge of the directors, officers, legal or financial personnel of such party and such knowledge that would be imputed to such persons upon reasonable inquiry or due investigation.

                    (v)  "person" means an individual, corporation, partnership,
                          ------
limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                    (vi) "subsidiary" or "subsidiaries" of any person means any
                          ----------
corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               (b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below :

Term                                                     Section
----                                                     -------
401(k) Plan............................................  6.04(e)
Accounts Receivable....................................  6.13
Acquisition Documents..................................  9.01
affiliate..............................................  10.02(a)
Aggregate Merger Consideration.........................  2.01(b)
Agreement..............................................  Preamble
Assets.................................................  3.17
Financial Statements...................................  3.08(a)
business day...........................................  10.02(a)
CERCLA.................................................  3.13
Certificate of Merger..................................  1.02
Closing................................................  1.02
Closing Date...........................................  1.02
COBRA..................................................  3.11(c)
Code...................................................  Recitals
Collection Period......................................  6.13
Common Exchange Ratio..................................  2.01(b)
Company................................................  Preamble
Company Common Stock...................................  Recitals
Company Confidential Information.......................  3.14(f)
Company Disclosure Schedule............................  Article III
Company Intellectual Property..........................  3.14(a)
Company Material Adverse Effect........................  3.01
Company Options........................................  2.04
Company Permits........................................  3.07(a)
Company Share Certificates.............................  2.02(a)
Company Stockholder....................................  2.02(b)

Competing Transaction..................................  6.03(b)
control................................................  10.02(a)
DGCL...................................................  Recitals
Dissenting Shares......................................  2.06(a)
Effective Time.........................................  1.02
Employee Obligation....................................  3.14(i)
Environmental Laws.....................................  3.13
Environmental Permits..................................  3.13
ERISA..................................................  3.11(a)
ERISA Affiliate........................................  3.11(e)
Escrow Account.........................................  2.02(b)
Escrow Agent...........................................  2.02(b)
Escrow Agreement.......................................  2.02(b)
Escrow Fund............................................  2.02(b)
Escrow Shares..........................................  2.01(b)
Exchange Act...........................................  4.04(a)
Exchange Agent.........................................  2.02(a)
Final Conversion Schedule..............................  6.12
FIRPTA.................................................  7.02(p)
Fully Diluted Common Shares Amount.....................  2.01(b)
Governmental Entity....................................  3.06(b)
Gunderson Dettmer......................................  1.02
Hazardous Materials....................................  3.13
Indemnified Party......................................  9.03(a)
Indemnifying Party.....................................  9.03(a)
Information Statement..................................  6.01(d)
Infringement...........................................  3.14(a)
Intellectual Property..................................  3.14(a)
IP Rights..............................................  3.14(a)
Interim Financial Statements...........................  3.08(a)
Inventions.............................................  3.14(a)
KGCL...................................................  Recitals
knowledge..............................................  10.02(a)
Law....................................................  3.06(a)
Legal Proceeding.......................................  3.10
Letter of Transmittal..................................  2.02(a)
Liabilities............................................  3.08(b)
Liens..................................................  3.17
Losses.................................................  9.02(a)
Marks..................................................  3.14(a)
Material Contracts.....................................  3.12(a)
Merger.................................................  Recitals
Merger Sub.............................................  Preamble
Multi-employer Plan....................................  3.11(c)
Multiple Employer Plan.................................  3.11(c)
Non-Disclosure Agreement...............................  6.02(b)

Non-Solicitation Agreement.............................  6.04(c)
NPL....................................................  3.13(d)
Offer Letter...........................................  6.04(b)
Order..................................................  7.01(b)
Parent.................................................  Preamble
Parent Common Stock....................................  Recitals
Parent Disclosure Schedule.............................  Article IV
Parent Indemnified Parties.............................  9.02(a)
Parent Material Adverse Effect.........................  4.01(a)
Parent Preferred Stock.................................  4.03
Parent SEC Reports.....................................  4.05(a)
person.................................................  10.02(a)
Plans..................................................  3.11(a)
Preliminary Conversion Schedule........................  6.12
Principal Stockholders.................................  Recitals
Purchase Price Adjustment..............................  2.01(b)
Reference Balance Sheet................................  3.08(a)
Representatives........................................  6.02(a)
SEC....................................................  4.05(a)
Securities Act.........................................  2.05
Software...............................................  3.14(j)
Source Materials.......................................  3.14(c)
Stock Plans............................................  3.04(b)
Stockholder Certificate................................  Recitals
Stockholder Expenses...................................  6.08
Stockholder Indemnified Parties........................  9.03(a)
Stockholders' Representative...........................  9.04
subsidiaries...........................................  10.02(a)
subsidiary.............................................  10.02(a)
Surviving Corporation..................................  1.01
Tax....................................................  3.15(c)
Taxable................................................  3.15(c)
Tax Authority..........................................  3.15(c)
Taxes..................................................  3.15(c)
Tax Return.............................................  3.15(a)
Terminating Company Breach.............................  8.01(d)
Terminating Parent Breach..............................  8.01(e)
Third Party Claims.....................................  9.03(b)
U.S. GAAP..............................................  3.08(a)
Used...................................................  3.14(a)
Voting Agreement.......................................  Recitals

          SECTION 10.03    Severability.  If any term or other provision of this
                           ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          SECTION 10.04    Assignment; Binding Effect; Benefit.  Neither this
                           -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto and the Company Stockholders (including their respective successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 10.05    Incorporation of Exhibits.  The Company Disclosure
                           -------------------------
Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein .

          SECTION 10.06    Specific Performance.  The parties hereto agree that
                           --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

          SECTION 10.07    Governing Law; Forum.  This Agreement shall be
                           --------------------
governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either (A) the state courts located in San Francisco County, California, or Johnson County, Kansas, or (B) the United States District Court for the Northern District of California or the District of Kansas, and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

          SECTION 10.08    Time of the Essence.   For purposes of this Agreement
                           -------------------
and the transactions contemplated by this Agreement, time is of the essence.

          SECTION 10.09    Waiver of Jury Trial.  Each of the parties hereto
                           --------------------
hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          SECTION 10.10  Construction.
                         ------------

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

          SECTION 10.11  Further Assurances.  Each party hereto shall execute
                         ------------------
and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

          SECTION 10.12  Headings.  The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.13  Counterparts.  This Agreement may be executed and
                         ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 10.14  Entire Agreement.  This Agreement (including the
                         ----------------
Exhibits, the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and the Stockholders' Representative has executed or has caused this Agreement to be executed by its respective officer thereunto duly authorized as of the date first written above.


                              ACTUATE CORPORATION

                              By:  _________________________________________
                                   Daniel A. Gaudreau
                                   Chief Financial Officer


                              TT ACQUISITION CORP.

                              By:  _________________________________________
                                   Daniel A. Gaudreau
                                   Chief Executive Officer and President


                              TIDESTONE TECHNOLOGIES, INC.

                              By:  _________________________________________
                                   Michael J. Gassman
                                   President


                              MICHAEL J. GASSMAN


                              By:  _________________________________________
                                   Michael J. Gassman, solely as Stockholders'
                                   Representative

                                Schedule 6.04(b)

           Schedule of Company Employees Entering Into Offer Letters


Mark Spencer
Mark Spann
Joe Erickson
Tom Stafford
Brian Moser
Doug Lowe
William Melton
Brian Killen

                               Schedule 6.04(c)

       Schedule of Individuals Entering Into Non-Solicitation Agreements


Mark Callegari
Tom DeBacco
Michael Gassman
Joe Erickson
Brian Killen
Doug Lowe

                               Schedule 7.02(r)

            Schedule of Company Employees to be Employed at Closing


Schedule 7.02(r)(i)
-------------------

Mark Spencer
Mark Spann
Joe Erickson
Tom Stafford
Brian Moser
Doug Lowe
William Melton
Brian Killen


Schedule 7.02(r)(ii)
--------------------

LuAnn Hadlock
Ryan Skorupan
Ryan Cunningham
Herb Smith
Virgil Dodson
Donald Gustafson
Sally Wachtel
Dean Brown
Jackie King
Greg McClain
Dennis Collins
Kiley Sieber
Rich Huey
Kaleb Axon
Jason Boehle
Terry Erickson
Mark Finger
JT Keller
Erik Larson
Dale Manny
Ben Phelps
Elizabeth Uppman
John Childers
Merlin Nuss
Mark Cleveland
Matt Stephens

                                   EXHIBIT A

                           Form of Voting Agreement

                                   EXHIBIT B

                            Form of Escrow Agreement

                                   EXHIBIT C

                     Form of Company Counsel Legal Opinion

                                   EXHIBIT D

                      Form of Parent Counsel Legal Opinion

                                   EXHIBIT E

                        Form of Stockholder Certificate

                                   EXHIBIT F

                     Form of Registration Rights Agreement

                                       71